UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Brookfield Private Equity Fund LP

(Exact name of Registrant as specified in its charter)

Delaware	000-56760	No. 39-2276289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street
New York, New York 10281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 777-8001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2026, Brookfield Private Equity Fund LP (the “Fund”) entered into a credit agreement (the “Agreement”) as a guarantor. The other parties to the Agreement include BPEF US Aggregator (ON) LP, the entity through which the Fund invests all or substantially all of its assets, as borrower (the “Borrower”), Brookfield Private Equity TE Feeder Fund LP (the “Feeder”), as another guarantor, and BPEG Manager Holdings LP, as lender.

In connection with the entry into the Agreement by the lender thereunder, the lender also entered into a credit agreement with BPE (Aggregator) SCSp (the “Lux Borrower” and such agreement, the “Lux Agreement”). The Fund, the Feeder and the Borrower are not parties to the Lux Agreement.

Pursuant to the terms of the Agreement and the Lux Agreement, the lender under both the Agreement and the Lux Agreement agreed to provide loans under an unsecured revolving credit facility for an aggregate principal amount of up to $500 million, subject to customary conditions, provided that under the Agreement the Borrower maintains a loan to value ratio of not more than 50%.

Under the Agreement, borrowings will bear interest (computed on the basis of the actual number of days in the relevant Interest Period (as defined in the Agreement) over a year of 360 days), at Adjusted Term SOFR (as defined in the Agreement) plus 3.65%. The Agreement matures on March 3, 2028.

The Agreement contains customary representations and warranties, events of default, financial tests, and affirmative and negative covenants. The Fund as guarantor under the Agreement irrevocably and unconditionally guarantees due and punctual payment and performance to the lender under the Agreement and agrees to punctually pay or perform such obligations unconditionally upon demand. Under the Agreement, the Borrower will bear customary fees and expenses for a credit facility of this size and type.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 3, 2026, by and among BPEF US Aggregator (ON) LP, as borrower, Brookfield Private Equity Fund LP and Brookfield Private Equity TE Feeder Fund LP, as guarantors and BPEG Manager Holdings LP, as lender.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brookfield Private Equity Fund LP

Date: March 9, 2026	By:	/s/ Craig Ruckman
	Name:	Craig Ruckman
	Title:	Assistant Secretary